UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PLX TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:
Stephen J. Schrader, Esq. Baker & MacKenzie LLP Two Embarcadero Center, 11th Floor San Francisco, CA 94111 (415) 576-3000	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

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PLX Technology, Inc., a Delaware corporation (“PLX Technology” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2013 Annual Meeting of Stockholders to be held on December 18, 2013 and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”). In connection with its 2013 Annual Meeting, PLX Technology has filed a definitive proxy statement and a WHITE proxy card with the SEC on November 12, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its stockholders.

Press Release Issued on December 9, 2013

Attached hereto is a copy of PLX Technology’s press release, issued on December 9, 2013, announcing the recommendations of leading proxy advisory firms Glass Lewis and Egan-Jones.

Additional Information and Where to Find It

PLX Technology, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from PLX Technology’s stockholders in connection with the 2013 Annual Meeting. PLX Technology has filed a definitive proxy statement (the “PLX Proxy Statement”) and a WHITE proxy card with the SEC on November 12, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its stockholders, in connection with the solicitation of proxies for the 2013 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PLX PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PLX TECHNOLOGY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the PLX Proxy Statement. To the extent holdings of PLX Technology’s securities have changed since the amounts shown in the PLX Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the PLX Proxy Statement and any other documents filed by PLX Technology with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at PLX Technology’s website (www. plxtech.com) or by writing to Company’s investor relations department at 870 W. Maude Avenue, Sunnyvale, California 94085. In addition, copies of the proxy materials may be requested from PLX Technology’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

Leading Proxy Advisory Firms Glass Lewis and Egan-Jones Recommend PLX Technology Stockholders Vote ‘FOR’ All
PLX Technology’s Experienced and Qualified Directors
PLX Technology Urges Stockholders to Vote WHITE Proxy Card TODAY

SUNNYVALE, CA, Dec. 9, 2013 – PLX Technology, Inc. (NASDAQ: PLXT), the global leader in PCI Express® (PCIe®) silicon and software connectivity solutions enabling emerging data center architectures, today announced that leading independent proxy advisory firms, Glass Lewis & Co (“Glass Lewis”) and Egan-Jones Proxy Services (“Egan-Jones”) have recommended that their clients vote “FOR” all of the Company’s directors – D. James Guzy, John H. Hart, David Raun, Thomas Riordan, Michael J. Salameh, Ralph Schmitt, Robert H. Smith and Patrick Verderico – on the WHITE proxy card at the Company’s Annual Meeting on December 18, 2013.

PLX Technology issued the following statement in response to the endorsements of its directors:

“We are extremely pleased that Glass Lewis and Egan-Jones support our directors and our multi-year strategy to maximize stockholder value.  Our strategy is already delivering results, as evidenced by the record Company profits and PCI Express revenues we delivered through the first three quarters of 2013.  With a record design win pipeline, 70 percent market share, an improving competitive landscape with high barriers to entry, a market leading customer base and an expanding addressable market including ExpressFabric, we believe PLX Technology is well-positioned for continued growth in revenues and profits.  We appreciate the independent affirmation of our strategic plan from these leading advisory firms, and urge shareholders to follow their recommendations and support our directors at the upcoming Annual Meeting.”

In its report dated December 6, 2013, Glass Lewis stated*:

▪
“In sum, we believe that shareholders would be better served at this time allowing the incumbent board and management team to execute its strategic plan.  Should an attractive buyout offer be made, we believe that the current board can be trusted to give reasonable consideration to such offer, as evidenced by its efforts relating to the IDT Transaction. Accordingly, we recommend that shareholders vote on the WHITE proxy card FOR all of the Management Nominees.”

▪
“We find that the Company’s recent stock price performance and operational performance have been better than most of the Company’s peers.  Further, we believe that the board has been reasonably responsive to shareholder concerns.  Finally, the Dissidents have not provided any substantive or specific details to support a sale of the Company at this time, nor has the Dissident shown that the Company would be able to obtain a more attractive valuation through such a transaction.  If the Dissident’s ‘sell-at-all-cost’ plan falls through and the Company is unable to obtain an attractive bid from another buyer, the Dissident does not appear to have any other plans for increasing shareholder value other than to do what the board has already committed to doing.”

▪
“We note that the Company has made attempts to settle with the Dissident by offering to, among other things, add up to three new directors (including two of the Dissident Nominees) to the board in exchange for the Dissident entering into a two-year standstill agreement.  The Company even went so far as to propose that two of its current directors would not stand for re-election at this year's annual meeting.  The settlement offers generally would have resulted in the Dissident holding more than 20 percent of the Company's board seats.  We agree with the board that these offers were more than reasonable considering that such level of board representation would have exceeded the Dissident's 10 percent equity ownership level in the Company.”

In its report dated December 6, 2013, Egan-Jones stated*:

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“We recognize the efforts put forth by the Company in order to improve its financial performance, maximize shareholder value and strengthen its corporate governance practices.  We believe that voting the management ballot and voting for all management's nominees is in the best interest of the Company and its shareholders.”

▪	“[We believe] that the dissidents fail to make a compelling argument that their plans will improve the Company’s financial performance and lead to increases in shareholder value.”

▪
“We are not persuaded that election of the dissidents' nominees to the Company’s board of directors would work to the benefit of the shareholders, based upon the caliber of their experience and credentials relative to that of members of the current board.”

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“We believe that the Company took reasonable steps to listen to and respond appropriately to the dissidents' approach in January, 2013 after the Potomac 13D was filed on January 25, 2013, and that the settlement proposal made by the Company to the dissidents on October 11, 2013 was reasonable.”

▪
“We believe that under the board as currently constituted and under the management of David K. Raun, who became interim president & CEO in October, 2012, and president & CEO in December, 2012, the Company has begun to deliver on its multi-year strategic plan and that he with the support of the board should be allowed to continue the execution of that strategy, which should lead to increases shareholder value.”

PLX Technology urges stockholders to follow the recommendations of Glass Lewis and Egan-Jones by voting the WHITE proxy card today to elect the Company’s experienced and highly qualified director nominees: D. James Guzy, John H. Hart, David Raun, Thomas Riordan, Michael J. Salameh, Ralph Schmitt, Robert H. Smith and Patrick Verderico.

If stockholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, they should contact:

MacKenzie Partners Inc.
105 Madison Avenue
New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

About PLX
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets.  The Company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  Visit PLX on plxtech.com, LinkedIn, Facebook, Twitter and YouTube.

PLX, and the PLX logo, are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective organizations.

*Permission to use quotations from the Glass Lewis and Egan-Jones reports was neither sought nor obtained.

FORWARD-LOOKING STATEMENTS
This letter includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about PLX's future potential, design wins, and expected revenue related to design wins.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses.  Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2012, and PLX's quarterly report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

IMPORTANT ADDITIONAL INFORMATION
PLX, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from PLX’s stockholders in connection with the 2013 Annual Meeting.  PLX has filed a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “PLX Proxy Statement”).  STOCKHOLDERS ARE URGED TO READ THE PLX PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PLX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive PLX Proxy Statement filed with the SEC on November 12, 2013, in connection with the 2013 Annual Meeting.

Stockholders can obtain, free of charge, copies of the PLX Proxy Statement and any other documents filed by PLX with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at PLX’s website (www.plxtech.com) or by writing to PLX’s investor relations department at 870 W. Maude Avenue, Sunnyvale, California 94085.  In addition, copies of the proxy materials may be requested from PLX’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

**********

CONTACTS

Investor Relations:
Leslie Green
(650) 312-9060
leslie@greencommunicationsllc.com

Amy Bilbija
(212) 929-5802
ABilbija@mackenziepartners.com

Media Relations:
Jamie Moser
(212) 355-4449 x8642
JMoser@joelefrank.com